United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

Black Diamond, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 8, 2016, the Board of Directors (the “Board”) of Black Diamond, Inc. (the “Company”) adopted an amendment (the “By-law Amendment”) to the Company’s Amended and Restated Bylaws. The By-law Amendment, which was effective upon adoption by the Board, designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for any stockholder to bring any of the following actions, unless the Company consents in writing to the selection of an alternate forum: (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (d) any action asserting a claim governed by the internal affairs doctrine.

The foregoing description of the By-law Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the By-law Amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On June 8, 2016, the Company held its 2016 Annual Meeting of Stockholders (the “Meeting”). Of the 30,847,056 shares of common stock entitled to vote at the Meeting, 27,425,513 shares of common stock were present in person or by proxy and entitled to vote, representing approximately 88.91% of the Company’s outstanding shares of common stock.

(b) At the Meeting, the Company’s stockholders: (i) approved the re-election of each of the following five director nominees standing for re-election: Warren B. Kanders, Robert R. Schiller, Donald L. House, Nicholas Sokolow and Michael Henning and (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

The voting results for each proposal are set forth below:

Proposal 1 – To elect five members to serve on the Company’s Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes
Warren B. Kanders	15,666,936	1,827,295	9,931,282
Robert R. Schiller	15,673,652	1,820,579	9,931,282
Donald L. House	14,495,576	2,998,655	9,931,282
Nicholas Sokolow	10,697,890	6,796,341	9,931,282
Michael Henning	14,410,861	3,083,370	9,931,282

Proposal 2 – To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
27,343,092	63,767	18,654	0

Item 8.01 Other Events.

Company Stock Repurchase Program

Following the Meeting, the Company’s officers and directors engaged in a question and answer session with stockholders and analysts who were in attendance at the Meeting. During a response to a question, Warren B. Kanders, the Company’s Executive Chairman, disclosed that, as of June 8, 2016, the Company had repurchased an aggregate of approximately 7.5% of the Company’s issued and outstanding common stock at an average purchase price of $4.36 per share pursuant to the Company’s stock repurchase plan implemented during the fourth quarter of 2015.

Appointment of Lead Independent Director

On June 8, 2016, the Board designated Nicholas Sokolow, currently a member of the Board and the Chairman of the Nominating/Corporate Governance Committee of the Board, as the “lead independent director” by unanimous vote of all of the other members of the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment No. 4 to the Amended and Restated By-Laws of Black Diamond, Inc. *

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK DIAMOND, INC.

Dated: June 9, 2016	By:	/s/ Aaron J. Kuehne
Name: Aaron J. Kuehne
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment No. 4 to the Amended and Restated By-Laws of Black Diamond, Inc.